Exhibit 1.01

Jason Industries, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2017

Part I. Introduction

This is the Conflict Minerals Report (the “Report”) of Jason Industries, Inc. (the “Company,” “we,” “us” or “our”) for calendar year 2017 in accordance with Rule 13p-1 under the Securities and Exchange Act of 1934 (“the Rule”). This Report discusses the Company’s efforts to determine whether any of the products it manufactures or contracts to be manufactured contain columbite-tantalite (coltan), cassiterite, gold, wolframite or their derivatives, which are limited to tantalum, tin, and tungsten (collectively, “3TGs” or “Conflict Minerals”), that are necessary to the functionality or production of such products that may have originated in the Democratic Republic of the Congo (the “DRC”) or an adjoining country (collectively, the “Covered Countries”) or are from recycled or scrap sources.

Part II. Company and Product Overview

The Company is a global industrial manufacturing company with significant market share positions in each of its four businesses: finishing, components, seating and acoustics. Our businesses provide critical components and manufacturing solutions to customers across a wide range of end markets, industries and geographies through a global network of 31 manufacturing facilities and 15 sales offices, warehouses and joint venture facilities throughout the United States and 13 foreign countries. The Company has embedded relationships with long-standing customers, superior scale and resources and specialized capabilities to design and manufacture specialized products on which our customers rely.

The Company focuses on markets with sustainable growth characteristics and where it is, or has the opportunity to become, the industry leader. The Company’s finishing segment focuses on the production of industrial brushes, buffing wheels, buffing compounds, and abrasives that are used in a broad range of industrial and infrastructure applications. The components segment is a diversified manufacturer of expanded and perforated metal components and subassemblies for smart utility meters. The seating segment supplies seating solutions to equipment manufacturers in the motorcycle, lawn and turf care, industrial, agricultural, construction and power sports end markets. The acoustics segment manufactures engineered non-woven, fiber-based acoustical products primarily for the automotive industry.

We believe it is reasonably likely that tin, tantalum, tungsten and/or gold are contained in, and necessary to the functionality or production of, certain products manufactured by the Company.

Part III. Reasonable Country of Origin Inquiry (“RCOI”)

We designed our RCOI to provide a reasonable basis for us to determine whether we source 3TG from the Covered Countries. Due to the complexity and depth of our supply base, we adopted a risk-based survey process and surveyed suppliers who together represented a significant majority of our direct material expenditures in 2017. Our inquiry involved asking approximately 232 suppliers to respond to surveys (suppliers that represented over 80% of total spend after excluding providers of materials that are not components of our products and those who only provide services to us). We believe that this risk-based approach is consistent with the process that many of our global manufacturing peer companies follow.

The Company purchased an enterprise license to utilize an industry accepted cloud-based reporting platform (the “Platform”) which is tailored to track the requests sent out to vendors and follow up on requests that were not answered in a timely manner. These requests asked the Company’s suppliers to complete the Conflict Minerals Reporting Template (the “CMRT”) developed by the Electronic Industry Citizenship Coalition® and The Global e-Sustainability Initiative and maintained by the Responsible Minerals Initiative (“RMI”, formerly the Conflict-Free Sourcing Initiative).

The CMRT is intended to facilitate the disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a direct supplier’s Conflict Minerals policy, engagement with its direct suppliers, and a listing of the smelters the direct supplier and its suppliers use. In addition, the template contains questions about the origin of 3TG included in the direct supplier’s products, as well as supplier due diligence. Many companies are using the CMRT in their compliance processes related to Conflict Minerals. Written instructions and recorded training illustrating the use of the tool are available on RMI’s website.

To ensure that suppliers understood our expectations, we obtained a Conflict Minerals contact for each supplier and contacted each supplier that we surveyed by email or other writing. We offered our suppliers free training on the Platform and made our employees available to answer suppliers’ questions.

We maintained a centralized electronic mailbox for routing Conflict Minerals-related inquires. We answered all questions that suppliers requiring further clarification presented to us. Furthermore, we reviewed responses to the CMRT with specific suppliers where we believed additional clarification was necessary.

During the supplier survey, suppliers were contacted and asked to complete the CMRT. Initial communications were tracked and monitored within the Platform. Non-responsive suppliers were contacted by Company personnel in one-on-one communications. This included at least two follow-ups by the company in order to encourage their response.

The RCOI also included automated data validation on all submitted CMRTs. The goal of data validation was to increase the accuracy of submissions and identify any contradictory answers in the CMRT. Suppliers who submitted CMRTs that were noted with “red flags” by the Platform were contacted to address items such as incomplete data, missing smelter information or inconsistent answers. As of the date we filed this Report, we had received responses from approximately 85% of the suppliers surveyed.

Based on the RCOI, we determined that we may have some suppliers that sourced 3TGs from the Covered Countries. Therefore, in an effort to locate mines with the greatest possible specificity, we conducted due diligence on our supplier base, as described below.

Part IV. Due Diligence

In accordance with Securities and Exchange Commission (“SEC”) rules, we undertook due diligence efforts to determine whether any 3TGs that may be present in the products the Company manufactures, or contracts to manufacture, that are necessary to the functionality or production of such products originated in the Covered Countries or are from recycled or scrap sources. We designed our due diligence measures to be in conformity, in all material respects, with the internationally recognized due diligence framework set forth in the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, and the related supplements for each of the Conflict Minerals (the “OECD Guidance”).

Our due diligence process for 2017 included the steps described below:

Step 1: Establish strong Company management systems

We are committed to the responsible sourcing of our products and we expect the same from our suppliers, including ensuring that the products or components supplied to us do not directly or indirectly finance or benefit armed groups in the Covered Countries.

We adopted and disclosed the following Statement on Conflict Minerals:

Jason Industries, Inc. Statement on Conflict Minerals
Jason Industries, Inc. (“Jason”) is committed to supporting responsible sourcing of materials from suppliers that share our values, including compliance with all applicable laws. In this regard, we are committed to complying with Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the related rules and regulations issued by the U.S. Securities and Exchange Commission (the “Conflict Minerals Rules”). The Conflict Minerals Rules require Jason, as a public company, to perform supply chain due diligence to identify the extent to which our products may contain “Conflict Minerals” (specifically cassiterite, columbite-tantalite, gold and wolframite and their derivatives, tin, tantalum and tungsten) originating from the Democratic Republic of Congo and certain adjoining countries (“Covered Countries”). The goal of the Conflict Minerals Rules is to cut direct and indirect funding of any mines in the Covered Countries that are controlled by armed militias responsible for humanitarian abuses.
These Conflict Minerals are widely used in many manufactured goods and across many industries. The minerals in Jason products come to us through multiple sources of supply, and since Jason does not procure these metals directly from the mines or smelters, we must rely on information from our suppliers to determine the origin of the minerals. Nonetheless, we are committed to identifying the Conflict Minerals contained in our products in order to achieve compliance with the Conflict Minerals Rules. It has always been our policy, as stated in Jason’s General Code of Ethics, to comply with all applicable international, federal, state and local regulations including those relevant to our material acquisitions practices.
Jason has established a team within our organization to achieve compliance with the Conflict Minerals Rules. The team is implementing several initiatives and will continue to refine a compliant due diligence process as outlined within the Conflict Minerals Rules.
As part of these efforts, we are obtaining information from our suppliers on their use of Conflict Minerals, and requiring them to go through their entire supply chain to track any use of Conflict Minerals. Jason’s due diligence process is on-going and we expect to be in a position to report our findings within the period required by the Conflict Minerals Rules.
This statement is publicly available on our website at http://investors.jasoninc.com/corporate-governance/governance-documents.aspx.

In addition, our standard supplier terms and conditions have been revised to address our expectations related to any 3TGs supplied to us. We also have a Company-level mechanism to enable the reporting of grievances.

Our Conflict Minerals steering committee (the “Committee”), which includes representatives from supply chain management, procurement and legal and reports to the Company’s senior leadership, oversees supplier due diligence regarding Conflict Minerals. The Committee is also responsible for educating procurement and supply chain employees, revising supplier terms and conditions to include our Conflict

Minerals expectations, and overseeing the preparation of the Form SD and this Report. The Committee also has the authority to engage consultants and advisors to assist with its efforts.

The Committee worked with the Company’s supply chain management teams to identify, engage with and make appropriate inquiries of our suppliers to determine, based on a RCOI, whether the Company may be sourcing 3TGs from the Covered Countries. We also sought to strengthen engagement with suppliers by developing an internal procedure that includes steps for supplier engagement escalations, including direct follow-ups from Company personnel.

The Company retained information regarding its due diligence efforts for 2017 in accordance with its existing record retention policies and procedures.

Step 2: Identify and assess risk in the supply chain

Our due diligence efforts were based on a survey process in which we requested certain information from selected suppliers through the use of the CMRT, as previously discussed. More specifically, the Committee oversaw the following:

◦	A supply chain survey of selected direct suppliers.

◦
Automated data validation on all submitted CMRT responses. Suppliers were contacted by our Corporate Counsel if their CMRT was flagged for having incomplete data, missing smelter information or inconsistent answers.

◦	A comparison of the smelters and refiners that were identified by the Company’s suppliers against a published list.

◦	Periodic reporting to senior management regarding the results of the survey and related risk assessment.

Certain of the responses to the CMRT included the names of facilities listed by the suppliers as smelters or refiners of 3TGs. As a downstream consumer of 3TGs, we do not have direct relationships with smelters and refiners of 3TGs and do not perform or direct audits of these entities. The Platform automatically compared the facilities listed by our suppliers to the list of smelters and refiners maintained by the RMI. If a supplier indicated that the facility was certified as “Conflict-Free,” the Platform confirmed that the name of the smelter or refiner was included on the published list. Due to the provision of primarily company or divisional level CMRTs by our suppliers, as opposed to product-level CMRTs, we cannot definitely determine the connection of their 3TGs (if any) to our products.

Any supplier that claimed that its products contained 3TGs was asked to include smelter or refiner information on the smelter tab of the CMRT. In these cases, if the supplier did not provide smelter or refiner information or provided incomplete smelter or refiner information, the CMRT was flagged and a follow-up message was sent.

We believe that the inquiries and investigations described above, which included (1) seeking information about 3TGs smelters and refiners in our supply chain through requesting that our suppliers complete the CMRT, (2) verifying those smelters and refiners with the list of smelters and refiners maintained by the RMI, (3) conducting the due diligence review, and (4) obtaining additional documentation and verification, as applicable, represent a reasonable effort to determine the mines or locations of origin of the 3TGs in our products.

Step 3: Design and implement a strategy to respond to identified risks

Elements of the Company’s due diligence process designed to respond to identified risks included the following:

◦	Suppliers that did not respond to the Company’s initial survey request were sent escalation communications requesting that they provide the information requested.

◦
Suppliers who provided incomplete or inconsistent responses or who reported sourcing 3TGs from the Covered Countries or were unable to determine the origin of the 3TGs in their supply chain were sent follow-up communications that included the following messages:

◦	A summary of our expectations of our suppliers with regards to Conflict Minerals;

◦	A request that such suppliers work towards ensuring that any Conflict Minerals contained in the products and materials supplied to us originate from conflict-free sources; and

◦	A notification that in the future, our suppliers’ willingness to comply with our Conflict Minerals initiative may be a factor in our sourcing decisions.

Step 4: Third-party audit of smelters’/refiners’ due diligence practices

As a downstream consumer of 3TGs, the Company must rely on its direct suppliers to gather information about smelters and refiners in the supply chain. The Company does not purchase any 3TGs in their raw material form and, to the best of its knowledge, does not directly purchase any products or components directly from any of the Covered Countries. As a result, the Company does not perform or direct audits of smelters and refiners.

Step 5: Report annually on supply chain due diligence

This Report and the related Form SD were publicly filed with the SEC and are available on our website at http://investors.jasoninc.com/sec-filings.aspx.

Part V. Due Diligence Results

The majority of the supplier responses we received provided data at a company or divisional level. As such, based on our due diligence efforts, we are unable to determine whether the 3TGs reported by the suppliers were contained in the actual components or parts supplied to the Company. Therefore, our list of processing smelters or refiners may contain more facilities than those that actually processed the 3TG that may be contained in our products. The quality of the responses that we received from our surveyed suppliers varied considerably. Many responses provided by suppliers (via the CMRT) included the names of facilities listed by the suppliers as smelters or refiners. However, there are suppliers unable to provide the smelters or refiners used for 3TG.

Appendix A to this Report lists the smelters and refiners that the suppliers we surveyed reported as being in their supply chains. We are unable at this time to determine whether certain of the 3TGs reported by the suppliers were contained in components or parts supplied to us, or to validate that any of these smelters or refiners are actually in our supply chain.

We are not providing an aggregated list of potential countries of origin from which the reported facilities collectively source 3TGs. Based on the due diligence procedures performed, the Company is unable to determine the country of origin of the 3TG in its products with the greatest possible specificity. The Company’s efforts to determine the mine(s) or location of origin with the greatest possible specificity included the use of the due diligence measures described above.

Part VI. Steps to Improve Due Diligence

In addition to the measures described above, the Company intends to take the following steps during the next compliance period to improve the due diligence conducted and to further mitigate the risk that the 3TGs necessary to support our operations benefit armed groups, including:

◦	Continue to engage with suppliers and direct them to training resources to attempt to increase the response rate and improve the content of the supplier survey responses;

◦	Update the information supplied to all suppliers included in our request for information process to reinforce our expectations regarding Conflict Minerals;

◦	Customize the 2018 request for information for suppliers as deemed necessary to increase response rates and the quality of the information received;

◦	Continue to include specific language on the use of Conflict Minerals in new supply contracts for the materials or components supplied to the Company;

◦	Inform and encourage suppliers to transition to smelters identified as conflict-free by an independent audit program such as the RMI;

◦	Work with certain suppliers to help educate them on our ongoing expectations supporting responsible sourcing decisions;

◦	Contact suppliers that have been flagged for additional follow-up and clarification; and

◦	Reconsider our willingness to continue to partner with suppliers that do not comply with our Conflict Minerals initiative.

Forward-Looking Statements

This Report contains forward-looking statements which express a belief, expectation or intention, as well as those that are historical fact, including statements relating to our compliance efforts and expected actions. The words “expects,” “intends,” “plans,” “believes,” and “anticipates” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future actions or performance and are subject to various risks, uncertainties and assumptions. Undue reliance should be not be placed on these statements, which are only effective as of the date of this Report, and the Company undertakes no obligation to publicly update or revise any forward-looking statement.

Appendix A
List of Potential Smelters/Refiners

Metal	Smelter Name	Smelter Location
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	ALPHA ASSEMBLY	UNITED STATES OF AMERICA
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	AURA-II	UNITED STATES OF AMERICA
Gold	Aurubis AG	GERMANY
Gold	Baiyin Nonferrous Metals Corporation (BNMC)	CHINA
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	China National Gold Group Corporation	CHINA
Gold	Chugai Mining	JAPAN
Gold	Colt Refiniing	UNITED STATES OF AMERICA
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	DaeryongENC	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Faggie Enrico S.p.A.	ITALY
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Gold Field Refinery Co., Ltd.	THAILAND
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Hua Jian Trade Co., Ltd.	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	GUANGDONG JINXIAN GAOXIN CAI LIAO GONG SI	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hang Seng Technology	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heesung Catalysts Corp.	KOREA, REPUBLIC OF

Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Henan Yuguang Gold & Lead Co., Ltd.	CHINA
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Heraeus Precious Metals North America	UNITED STATES OF AMERICA
Gold	HeTai Gold Mineral GuangDong Co., Ltd.	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hung Cheong Metal Manufacturing Limited	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Jin Jinyin Refining Co., Ltd	CHINA
Gold	Jinlong Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	K.A. Rasmussen AS	NORWAY
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kosak Seiren	JAPAN
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	L'Orfebre S.A.	ANDORRA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MK electron	KOREA, REPUBLIC OF
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Morris and Watson Gold Coast	AUSTRALIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	N.E. Chemcat Corporation	JAPAN
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN

Gold	Nihon Superior Co., Ltd.	JAPAN
Gold	Nohon Material Corporation	JAPAN
Gold	Nyrstar Metals	UNITED STATES OF AMERICA
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Precious Metals Sales Corp.	UNITED STATES OF AMERICA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Realized the enterprise co., ltd.	CHINA
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Safimet S.p.A	ITALY
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Senju Metal Industry Co., Ltd.	JAPAN
Gold	Shan Dong Huangjin	CHINA
Gold	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CHINA
Gold	Shandon Jin Jinyin Refining Limited	CHINA
Gold	Shandong Hengbang Smelter Co., Ltd.	CHINA
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong penglai gold smelter	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Yanggu Xiangguang Co. Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Shenzhen Heng Zhong Industry Co., Ltd.	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SINO-PLATINUM METALS Co., Ltd.	CHINA
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Super Dragon Technology Co., Ltd.	CHINA
Gold	Suzhou Xingrui Noble	CHINA
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN

Gold	Tesla Jihlava	CZECH REPUBLIC
Gold	The Hutti Gold Co / The Hutti Gold Mines Co., Ltd	INDIA
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Viagra Di precious metals (Zhaoyuan) Co., Ltd.	CHINA
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Wuzhong Group	CHINA
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yantai Zhaojin Kanfort Precious Metals Inc.	CHINA
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	CHINA
Gold	Zhongkuang Gold Industry Co., Ltd.	CHINA
Gold	Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	CHINA
Gold	Zhongshan Poison Material Proprietary Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zhuhai toxic materials Monopoly Ltd.	CHINA
Gold	Zhuzhou Smelting Group Co., Ltd.	CHINA
Tantalum	Advanced Metallurgical Group N.V. (AMG)	UNITED STATES OF AMERICA
Tantalum	ANHUI HERRMAN IMPEX CO.	CHINA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Duoluoshan	CHINA
Tantalum	E.S.R. Electronics	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Group	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Nantong Tongjie Electrical Co., Ltd.	CHINA
Tantalum	Ningxia Non-ferrous Metal Smeltery	CHINA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jingcheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Tantalite Resources	SOUTH AFRICA
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Tranzact, Inc.	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	An Thai Minerals Co., Ltd.	VIET NAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Arco Alloys	UNITED STATES OF AMERICA
Tin	Asahi Seiren Co., Ltd	JAPAN
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Chofu Works	JAPAN
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondonia Ltda.	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Da Nang Processing Import and Export Joint Stock	VIET NAM
Tin	Dongguan City Xida Soldering Tin Products Co.	CHINA
Tin	Dongguan Qiandao Metal Tin Product Co., Ltd.	CHINA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals	POLAND
Tin	Fuji Metal Mining Corp.	JAPAN
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA

Tin	GEJIU GOLD SMELTER MINERALS Co., LTD	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxi Group Corp.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Global Advanced Metals Pty Ltd	AUSTRALIA
Tin	Grant Manufacturing and Alloying	UNITED STATES OF AMERICA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Guangxi Nonferrous Metals Group	CHINA
Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	Hayes Metals Pty Ltd.	NEW ZEALAND
Tin	Hezhou Jinwei Tin Co., Ltd	CHINA
Tin	Hongqiao Metals (Kunshan) Co., Ltd.	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Hulterworth Smelter	JAPAN
Tin	Hunan Xianghualing tin	CHINA
Tin	Impag AG	SWITZERLAND
Tin	Imperial Zinc, Corp.	UNITED STATES OF AMERICA
Tin	Jau Janq Enterprise Co. Ltd.	TAIWAN, PROVINCE OF CHINA
Tin	Jean Goldschmidt International	BELGIUM
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tin	Ju Tai Industrial Co., Ltd.	CHINA
Tin	Kovohute Pribram Nastupnicka, A.S.	CZECH REPUBLIC
Tin	Kupol	RUSSIAN FEDERATION
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Materials Eco-Refining Co., Ltd.	JAPAN
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Minchali Metal Industry Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Ming Li Jia smelt Metal Factory	CHINA
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Ney Metals and Alloys	INDONESIA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Ningxia Non-ferrous Metal Smeltery	CHINA
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Pan Light Corporation	TAIWAN, PROVINCE OF CHINA
Tin	Phoenix Metal Ltd.	RWANDA
Tin	Poongsan Corporation	KOREA, REPUBLIC OF
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA

Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT NATARI	INDONESIA
Tin	PT O.M. Indonesia	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin Investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	Rahman Hydraulic Tin Berhad	MALAYSIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rohm und Haas	GERMANY
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Samwha Non-Ferrous Metals Inc. Co., Ltd	KOREA, REPUBLIC OF
Tin	Shan Tou Shi Yong Yuan Jin shu Zai Sheng Co., Ltd.	CHINA
Tin	Shanghai Baosteel Group Corporation	CHINA
Tin	Shaoxing Tianlong Tin Materials Co., Ltd.	CHINA
Tin	Shenzhen Hong Chang Metal Manufacturing Factory	CHINA
Tin	Sichuan Guanghan Jiangnan casting smelters	CHINA
Tin	SIGMA TIN ALLOY CO., LTD.	CHINA
Tin	Sizer Metals PTE LTD.	SINGAPORE
Tin	Soft Metais Ltda.	BRAZIL
Tin	Solder Court Ltd.	CHINA
Tin	Spectro Alloys Corp.	UNITED STATES OF AMERICA
Tin	Stretti	MALAYSIA

Tin	Super Ligas	BRAZIL
Tin	SUZHOU NUONENGDA CHEMICAL Co., Ltd.	CHINA
Tin	Taicang City Nancang Metal Material Co., Ltd.	CHINA
Tin	Taicang Nancang Metal Material Co., LTd	CHINA
Tin	Taiwan high-tech Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tin	Taiwan Huanliang	INDONESIA
Tin	Taiwan Qing Gao Qi Ye You Xian Gong Si	TAIWAN, PROVINCE OF CHINA
Tin	Taiwan's lofty Enterprises Ltd.	TAIWAN, PROVINCE OF CHINA
Tin	Tamura Corporation	JAPAN
Tin	Thailand Mine Factory	THAILAND
Tin	Thaisarco	THAILAND
Tin	Three green surface technology limited company	CHINA
Tin	Tianshui ling bo technology co., Ltd.	CHINA
Tin	Tin Plating Gejiu	CHINA
Tin	Tong Ding Metal Materials Co., Ltd	CHINA
Tin	Top-Team Technology (Shenzhen) Ltd.	CHINA
Tin	Traxys	FRANCE
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	UNIFORCE METAL INDUSTRIAL CORP.	TAIWAN, PROVINCE OF CHINA
Tin	Untracore Co., Ltd.	THAILAND
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	Wang Yu Manufacturing Co. Ltd.	CHINA
Tin	WELLEY	TAIWAN, PROVINCE OF CHINA
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Wu Xi Shi Yi Zheng Ji Xie She Bei Company	CHINA
Tin	Wujiang City luxe Tin Factory	CHINA
Tin	Xianghualing Tin Industry Co., Ltd.	CHINA
Tin	Xin Furukawa Metal ( Wuxi ) Co., Ltd.	CHINA
Tin	XIN WANG copper smelter	CHINA
Tin	Xinmao Xiye (Tin Company)	CHINA
Tin	XURI	CHINA
Tin	Yao Zhang	CHINA
Tin	Yifeng Tin	CHINA
Tin	Yiquan Manufacturing	CHINA
Tin	Yuecheng Tin Co., Ltd.	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Chengo Electric Smelting Plant	CHINA
Tin	Yunnan Copper Zinc Industry Co., Ltd.	CHINA
Tin	Yunnan Gejiu Jinye Minerals	CHINA
Tin	Yunnan Industrial Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	Zhongshan Jinye Smelting Co., Ltd.	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asha Enterprise	INDIA
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Chunbao Carbide Science & Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	DAIDO STEEL	JAPAN
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou BESEEM Ferrotungsten Co. Ltd.	CHINA
Tungsten	Ganzhou Beseem Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Metallurgy Group Co., Ltd	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hunan Chun-chang Non-ferrous Smelting & Concentrating Co., Ltd.	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Ingichki Metals LLC	UZBEKISTAN
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Mehra Ferro-Alloys Pvt Ltd.	INDIA
Tungsten	Midwest Tungsten Wire Co.	UNITED STATES OF AMERICA
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Nippon Tungsten Co., Ltd	JAPAN
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Parmer Traders	INDIA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Sanher Tungsten Vietnam Co., Ltd	VIET NAM
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Sumitomo Electric, USA (A.L.M.T.)	UNITED STATES OF AMERICA
Tungsten	Sumitomo Metal Mining Co., Ltd	JAPAN
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Toshiba Material Co., Ltd.	CHINA
Tungsten	Tungsten Diversified Industries LLC	UNITED STATES OF AMERICA
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	CHINA
Tungsten	Zhuzhou Cemented Carbide Group Co., Ltd	CHINA